Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NETSPEND HOLDINGS, INC.

A DELAWARE CORPORATION

AMENDED AND RESTATED BYLAWS

OF

NETSPEND HOLDINGS, INC.

ARTICLE I.

OFFICES

Section 1.                                           Registered Office.  The address of the registered office of NetSpend Holdings, Inc. (the “Corporation”) in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Section 2.                                           Other Offices.  The Corporation may have its principal office and other offices at such place or places both within and without the State of Delaware as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.                                           Place and Time of Meetings.  All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                                           Annual Meetings.  Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the Board and stated in the notice of the meeting, at which they shall elect by a plurality vote members to the Board and transact such other business as may properly be brought before the meeting.  The Board may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

Section 3.                                           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board.  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 4.                                           Notice of Meetings; Waiver.  Written notice of an annual or special meeting of the stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary or any other officer authorized by the Board to call the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business transacted at, nor the purpose of, any regular or special meeting need be stated in the written waiver of notice of such meeting.  Notice of any meeting may be given by or at the direction of the chairman of the Board, the vice chairman of the Board, the president, the secretary or the Board.  No notice need be given of the time and place of reconvening of any adjourned meeting if the time and place to which the meeting is adjourned are announced at the adjourned meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.                                           List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, to vote in person or by proxy at any meeting of the stockholders.

Section 6.                                           Quorum; Required Stockholder Vote.  Each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of common stock held by such stockholder that has voting power upon the matter in question.  A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of the outstanding shares entitled to vote and constituting a majority of the total votes are represented either in person or by proxy at such meeting.  In all matters other than the election of directors, the affirmative vote of the shares present in person or represented by proxy and constituting a majority of the total votes present and entitled to be cast at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, by the certificate of incorporation or by these bylaws.  Directors shall be elected by the affirmative vote of a plurality of the votes represented by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.                                           Proxies.  A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing.  No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the Corporation.

Section 8.                                           Organization.  Meetings of stockholders shall be presided over by the chairman of the Board, or in such officer’s absence by the vice chairman of the Board, or in such officer’s absence by the president, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting, but in such officer’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 9.                                           Record Date.  In order that the Corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date:  (a) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than 60 nor less than ten days before the date of such meeting; (b) in the case of the determination of stockholders entitled to consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, shall not be more than 60 days prior to such other action.  If no record date is fixed:  (w) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (x) the record date for determining the stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by the Delaware General Corporation Law (the “DGCL”), shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or its secretary; and (y) the record date for determining stockholders for any other purpose, including for entitlement to consent to corporate action without a meeting, when prior action by the Board is required by the DGCL, shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 10.                                    Written Consent of Stockholders.  Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or its secretary.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the DGCL.

ARTICLE III.

DIRECTORS

Section 1.                                           Power of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of its Board.  In addition to the authority and powers conferred upon the Board by the DGCL, the certificate of incorporation and these bylaws, the Board is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the certificate of incorporation and these bylaws.

Section 2.                                           Number and Term.  The number of directors which shall constitute the whole Board shall be no less than one, as determined initially by the incorporator and, after the issuance of stock, as determined from time to time by resolution of the Board or by the stockholders at the annual or any special meeting.  Each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.  Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Corporation.  The directors, other than the first Board, shall be determined by resolution of the Board or by the stockholders at the annual meeting, except as hereinafter provided.

Section 3.                                           Vacancies.  Newly created directorships resulting from an increase in the Board and all vacancies occurring in the Board, including vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.                                           Performance by Directors.  Each member of the Board and each member of any committee designated by the Board, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.                                           Meetings of the Board.  Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given.  Special meetings of the Board may be held at such places within or without the State of Delaware and may be called by the chairman of the Board, the vice chairman of the Board, the president or a majority of the entire Board.  Written notice of the time and place of such special meetings shall be given to each director by the person or persons calling such meeting by first class or registered mail at least four days before the meeting or by telephone, telecopy or in person at least one day before the meeting.  Whenever notice is required to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance at a meeting shall constitute a waiver of any required notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting.

Section 6.                                           Quorum.  At all meetings of the Board, one-third of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.                                           Organization.  Meetings of the Board shall be presided over by the president, the chairman of the Board, the vice chairman of the Board or in their absence by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting, but in such officer’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 8.                                           Written Consent of Directors.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 9.                                           Meetings by Conference Telephone.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 10.                                    Committees of Directors.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no committee shall have the power or authority of the Board in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the Corporation.  Unless the Board otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

Section 11.                                    Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the Board may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at such meeting of the Board or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings or such compensation as the Board may fix.

Section 12.                                    Removal of Directors.  Any or all of the directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors at a special meeting called for that purpose.

Section 13.                                    Corporate Records.  The directors may keep the books of the Corporation outside the State of Delaware, except such as are required by law to be kept within the state, at such place or places as they may from time to time determine.

ARTICLE IV.

OFFICERS

Section 1.                                           Officers.  The officers of the Corporation shall be chosen by the Board and shall be a president and a secretary.  The Board may also choose a chairman of the Board, one or more vice chairmans of the Board, one or more vice presidents (any one or more of whom may be designated an executive vice president or senior vice president), one or more treasurers, one or more assistant treasurers and one or more assistant secretaries, as well as other officers and agents, with such titles, duties and powers as the Board may from time to time determine.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws provide otherwise.

Section 2.                                           Appointment of Officers.  The Board shall choose the officers of the Corporation.

Section 3.                                           Term; Removal and Vacancies.  Each officer of the Corporation shall hold office until such officer’s successor has been chosen and qualified or until such officer shall have resigned or shall have been removed.  Any officer may be removed at any time by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 4.                                           Chairman of the Board.  The chairman of the Board, who shall be chosen from among the Board, shall have the general powers and duties of management and supervision of the business of the Corporation, shall preside at all meetings of the Board if present, and shall, in general, perform all duties incident to the office of chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board.

Section 5.                                           Vice Chairman.  In the absence of the chairman of the Board, or in the event of such officer’s inability or refusal to act, the vice chairman, if any, shall perform the duties and exercise the powers of the chairman of the Board and shall perform such other duties and have such other powers as the chairman of the Board or the Board may from time to time prescribe.

Section 6.                                           President.  It shall be the president’s duty to supervise generally the management of the business of the Corporation.  Without limiting the generality of the foregoing, in the absence of the chairman of the Board, or in the event of such officer’s inability or refusal to act, the president shall preside at all meetings of the stockholders and all meetings of the Board, shall see that all orders and resolutions of the Board are carried into effect and shall have power to sign contracts, powers of attorney and other instruments on behalf of the Corporation and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 7.                                           Vice Presidents.  In the absence of the president, or in the event of such officer’s inability or refusal to act, the vice presidents in the order determined by the Board (or if there be not such determination, then in the order of their election) shall perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board may from time to time prescribe.  In addition, the vice presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Corporation, except where the execution thereof shall be otherwise delegated by the Board.

Section 8.                                           Treasurer.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board at its regular meetings, or when the Board so requires, an account of all such officer’s transactions as treasurer and of the financial condition of the Corporation.

Section 9.                                           Assistant Treasurer.  The assistant treasurer (or, if there be more than one, the assistant treasurers in the order determined by the Board or, if there shall be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of such officer’s disability, inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 10.                                    Secretary.  The secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or president, under whose supervision such officer shall be.  The secretary shall have custody of the corporate seal of the Corporation and such officer, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 11.                                    Assistant Secretary.  The assistant secretary (or, if there be more than one, the assistant secretaries in the order determined by the Board or, if there shall be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of such officer’s disability, inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V.

CERTIFICATE OF STOCK

Section 1.                                           Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate of the shares of the Corporation signed by the president or a vice president and either the treasurer or the secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof

Section 2.                                           Signatures. Any or all of the signatures of the officers of the Corporation upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were such officer at the date of issue.

Section 3.                                           Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.                                           Transfers of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.                                           Registered Stockholders.  The Corporation  shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.                                           Stock Ledger.  A record shall be kept by the secretary or by any other officer, employee or agent designated by the Board, of the name of each person, firm or Corporation holding capital stock of the Corporation, the class and number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

ARTICLE VI.

INDEMNIFICATION

Section 1.                                           General.  The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, costs, claims, damages and, subject to Section 2 of this Article VI, Expenses (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 15 of this Article VI hereof), arising out of any event or occurrence related to the fact that Indemnitee is or was a director or an officer of the Corporation or is or was serving in another Corporate Status.

Section 2.                                           Expenses.  If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 3.                                           Advances.  In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in connection with such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Article VI and (ii) reasonably satisfactory evidence as to the amount of such Expenses.

Section 4.                                           Request for Indemnification.  To obtain indemnification, Indemnitee shall submit to the secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The secretary of the Corporation shall promptly advise the Board of such request.

Section 5.                                           Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL.  If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification notice specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the Court.

Section 6.              Determination of Entitlement; Change of Control.  If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 14 days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6 of this Article VI may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation’s objection to the first or second selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel selected by the Court.

Section 7.              Procedures of Independent Counsel.  If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article VI, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Sections 5 or 6 of this Article VI to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information, opinions, reports or statements presented to him or to the Corporation by any of the Corporation’s officers, employees or directors, or by any other person as to matters the person reasonably believes are in such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article VI.

Section 8.              Independent Counsel Expenses.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

Section 9.              Adjudication.  In the event that (i) a determination is made pursuant to Sections 5 or 6 of this Article VI that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Article VI; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or is deemed to have been made pursuant to Sections 5, 6 or 7 of this Article VI, Indemnitee shall be entitled to an adjudication by the Court of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 of Article VI shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 9 of Article VI, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or is deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9 of Article VI, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 of Article VI that the procedures and presumptions of this Article VI are not valid, binding and enforceable. If Indemnitee, pursuant to this Section 9 of Article VI, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VI, and if he prevails therein, then Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, then the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be prorated.

Section 10.            Participation by the Corporation.  With respect to any Proceeding: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. After receipt of notice from the Corporation to Indemnitee of the Corporation’s election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless the employment of counsel by Indemnitee has been authorized by the Corporation, or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action. The Corporation shall not settle any action or claim in any manner which would impose any limitation or un-indemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

Section 11.            Nonexclusivity of Rights.  The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the certificate of incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The rights to indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VI shall be deemed vested at the time a person becomes a director or officer of the Corporation and no subsequent amendment, alteration or repeal of this Article VI or any other provision of the certificate of incorporation or the Bylaws shall adversely affect the rights of any person that is or was a director or officer with respect to events, actions or circumstances occurring, in whole or in part, prior to such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his or its heirs, executors, administrators, successors or assigns. Neither the provisions of this Article VI nor those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

Section 12.            Insurance and Subrogation.  The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

Section 13.            Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 14.            Certain Actions Where Indemnification Is Not Provided.  Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 15.            Definitions.  For purposes of this Article VI:

“Change of Control” means a change in control of the Corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), if the Corporation is or were subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Corporate Status” describes the status of an individual as a present or former director or officer of the Corporation, or as a director, officer or other designated legal representative of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which an individual is or was serving as a director, officer or other designated legal representative at the request of the Corporation.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding by reason of his Corporate Status.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue or a substantial request for relief.

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article VI to enforce his rights under this Article VI.

Section 16.            Notices.  Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for indemnification or advancement of Expenses pursuant to the terms of this Article VI, notify the Corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the Corporation’s records unless he specifies otherwise and shall be personally delivered, delivered by U.S. Mail, or delivered by commercial express overnight delivery service. Any such notice shall be effective upon receipt.

Section 17.            Contractual Rights.  The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

Section 18.            Savings Clause.  If any provision of this Article VI of the Bylaws is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum of indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Article VI shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Article VI of the Bylaws shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by an applicable portion of this Article VI of the Bylaws that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

Section 19.            Successors and Assigns.  This Article VI of the Bylaws shall be binding upon the Corporation, its successors and assigns.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.              Depositories.  All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board may from time to time designate.

Section 2.              Inspection of Books and Records.  Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper business purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or its principle place of business.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director.

Section 3.              Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 4.              Seal.  The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word “Seal” and such other information.  In lieu thereof, the Corporation may use an impression or writing bearing the words “CORPORATE SEAL” enclosed in parentheses or scroll, which shall also be deemed the seal of the Corporation.

ARTICLE VIII.

AMENDMENTS

These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.  Pursuant to the certificate of incorporation, these bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board.